QuickLinks -- Click here to rapidly navigate through this document

Exhibit 23.1

CONSENT OF INDEPENDENT AUDITORS

        We consent to the to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-4) and related prospectus for a registration of $750,000,000 7% Senior Notes due 2013 and the inclusion of our report dated January 29, 2002, except for Notes 21 and 23 as to which the dates are July 23, 2002 and December 2, 2002, respectively, with respect to the consolidated financial statements of USA Interactive and the incorporation by reference of our report dated January 29, 2002, except for Note 21 as to which the date is July 23, 2002, with respect to the consolidated financial statements and financial statement schedule included in its Annual Report (Form 10-K) for the year ended December 31, 2001, as amended by Amendments No. 1 and 2, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

New York, New York
January 24, 2003

QuickLinks

  Exhibit 23.1
CONSENT OF INDEPENDENT AUDITORS